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                                                                   EXHIBIT 5.1

                            McDermott, Will & Emery
                             227 West Monroe Street
                            Chicago, Illinois 60606



                                October 21, 1996



Amerihost Properties, Inc.
2400 East Devon Avenue, Suite 280
Diamond Plaza
Des Plaines, Illinois 60018


         Re:     Registration Statement on Form S-2
                 File No. 333-6519

Ladies and Gentlemen:

                 You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which Amerihost Properties, Inc. (the "Company") intends to issue and sell in a public offering 1,150,000 shares (the "Shares") of Common Stock, par value $.005 per share, of the Company ("Common Stock").

                 In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

                 Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.


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Amerihost Properties, Inc.
October 21, 1996
Page 2


                 We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     /s/ McDermott, Will & Emery